**Nationwide Life Insurance Company**
P.O. Box[182021]
Columbus, OH[43218-2021]
[1-800-321-6064]

**[Nationwide Destination$^{SM}$ B]**
Nationwide Destination is a service mark of Nationwide Mutual Insurance Company

Application for
**Individual Flexible Purchase Payment Variable Deferred Annuity**
Minimum Initial Purchase Payment of $10,000

## 1. Parties to the Contract *Please print.*

### 1a. Contract Owner

First Name: John MI: Q Last Name: Doe

Employer/Trust Name (if applicable):
*(Additional forms required. See the New Business enrollment packet.)*

Date of Birth: 01/01/1956 Sex: ☒ M ☐ F Soc. Sec. No. or Tax ID: 1 2 3 4 5 6 7 8 9

Street: 123 Anystreet

City: Anycity State: Anystate ZIP: 12345

### 1b. Joint/Contingent Owner

Check **one** box only: ☒ Joint Owner *(Limited to spouses, except in HI.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987 – 65 – 4321

Address: ☒ Same address as owner Street:

City: State: ZIP:

### 1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Relationship to Contract Owner:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

### 1d. Spousal Protection/Co-Annuitant *(No added charge. **Not available with CRTs.**)*

*With Spousal Protection, both spouses will automatically be Primary Beneficiaries.*

☐ Same as Joint Owner

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

### 1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

**1f. Beneficiaries** *Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.*

STOP *If you elected Spousal Protection/Co-Annuitant (section 1d), provide contingent beneficiaries only.*

Check one: First Name: John MI: Q Last Name: Doe
☒ Primary Relationship to Annuitant: Self Allocation (whole % only): 100 %
☐ Contingent Social Security Number: 123 – 45 – 6789 Date of Birth: 01/01/1956

Check one: First Name: Jane MI: M Last Name: Doe
☒ Primary Relationship to Annuitant: Wife Allocation (whole % only): 100 %
☐ Contingent Social Security Number: 987 – 65 – 4321 Date of Birth: 12/01/1961

Check one: First Name: MI: Last Name:
☐ Primary Relationship to Annuitant: Allocation (whole % only): %
☐ Contingent Social Security Number: – – Date of Birth:

*If more than three Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Packet).*

## 2. Contract Information

### 2a. Contract Type *Must specify by checking a box.*

☒ Non-Qualified
☐ IRA – Tax Year:
☐ Roth IRA – Tax Year:
☐ SIMPLE IRA*
☐ CRT* (Charitable Remainder Trust)
☐ SEP IRA*
☐ 401(k)*
☐ 401(a)* (Investment Only)

** Additional forms required.*

### 2b. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

### 2c. Purchase Payment

**Approximate Amount:** $ 10,000 **($10,000 initial minimum.)**

Payment Submitted Via: ☒ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*
** Additional forms required. Please see the New Business Enrollment Packet.*

***Complete this page if you want the L.Inc MX Option.***
***Please submit all pages of the application.***

## 3. Contract Options

***Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.***

### 3a. The Nationwide Lifetime Income Rider® MX (L.Inc MX)

*Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 50 and 85.*

**Dollar Cost Averaging (DCA) Optional Features** *(If no DCA Option is selected, we will default to no DCA.)*

☐ **No DCA** ☐ **6-Month DCA** ☐ **12-Month DCA**

### Investment Options for L.Inc MX

**Select one investment Option from the choices below.**

Depending on the Risk Tolerance of your investment Option, a portion of your Purchase Payments may automatically be allocated to the Market Preservation Investment (MPI). Please refer to the product prospectus for additional information regarding the MPI.

| Risk Tolerance | Investment Options *(Select only one.)* |
|---|---|
| **Conservative** | ☐ NVIT Investor Dest. Conservative Fund<br>☐ NVIT Cardinal Conservative Fund<br>☐ Custom Portfolio Conservative Model *(Must complete the Custom Portfolio form.)* |
| **Moderately Conservative** | ☐ NVIT Investor Dest. Moderately Conservative Fund<br>☐ NVIT Cardinal Moderately Conservative Fund<br>☐ Custom Portfolio Moderately Conservative Model *(Must complete the Custom Portfolio form.)* |
| **Balanced** | ☐ NVIT Investor Dest. Balanced Fund<br>☒ NVIT Cardinal Balanced Fund<br>☐ Custom Portfolio Balanced Model *(Must complete the Custom Portfolio form.)*<br>☐ American Funds Static Model |
| **Moderate** | ☐ NVIT Investor Dest. Moderate Fund<br>☐ NVIT Cardinal Moderate Fund<br>☐ Custom Portfolio Moderate Model *(Must complete the Custom Portfolio form.)* |
| **Capital Appreciation** | ☐ NVIT Investor Dest. Capital Appreciation Fund<br>☐ NVIT Cardinal Capital Appreciation Fund<br>☐ Custom Portfolio Capital Appreciation Model *(Must complete the Custom Portfolio form.)*<br>☐ American Funds NVIT Asset Allocation Fund |
| **Moderately Aggressive** | ☐ NVIT Investor Dest. Moderately Aggressive Fund<br>☐ NVIT Cardinal Moderately Aggressive Fund<br>☐ Custom Portfolio Moderately Aggressive Model *(Must complete the Custom Portfolio form.)* |

**Please check the box which best describes your anticipated use of this benefit.**

☐ Immediately ☐ In ____ years ☒ Not Sure

STOP If you want to begin immediate income, you must complete the L.Inc MX Withdrawal form in the New Business Enrollment Packet.

### 3b. Spousal Continuation Option

*By electing the Spousal Continuation Benefit, you are accepting additional charges and naming your spouse as a Joint Determining Life. (Spouse must be between the age of 50 and 85.) Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life must be named as sole Primary Beneficiaries in section 1f.*

☒ **Spousal Continuation Benefit** ☐ Same as Co-Annuitant

First Name: Jane MI: M Last Name: Doe

Date of Birth: 12/01/1961 Sex: ☐ M ☒ F Soc. Sec. No. or Tax ID: 987- 65 - 4321

### 3c. Death Benefits *If a death benefit option is not elected, we will default to the Standard Death Benefit.*

I elect *(choose only **one**)*:
- ☐ Standard Death Benefit
- ☒ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 80 or younger.)*
- ☐ One-Month Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 75 or younger.)*
- ☐ Combination Enhanced Death Benefit II - Greater of One-Year/5% Interest *(Annuitant/Co Annuitant, age 75 or younger.)*

### 3d. Beneficiary Protector II ***(Not available with L.Inc MX.) Not available in ND.***

I elect: ☐ Beneficiary Protector II *(Annuitant/Co-Annuitant, age 75 or younger.)*

## 4. Investment Options

### 4a. Administrative Services

**Asset Rebalancing** – *Only the variable portion of the allocations will be rebalanced.*

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

**Dollar Cost Averaging (DCA) –** DCA these allocations from:
- ☐ 6-month Enhanced
- ☐ 12-month Enhanced
- ☐ Interest Averaging Monthly
- ☐ Standard Fixed Account Monthly: Dollar Amount $

## 4b. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Consult your prospectus for reference to Share Class.

**AIM Variable Insurance Funds**
- % AIM V.I. Capital Development Fund

**AllianceBernstein Variable Products Series Fund, Inc.**
- % AllianceBernstein Small/Mid Cap Value Portfolio

**American Century Variable Portfolios, Inc.**
- % American Century VP Mid Cap Value Fund

**American Century Variable Portfolios II, Inc.**
- % American Century VP Inflation Protection Fund

**Blackrock**
- % Blackrock Global Allocation V.I. Fund

**Dreyfus**
- % Dreyfus Investment Portfolios - Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus Variable Investment Fund – Appreciation Portfolio

**Fidelity Variable Insurance Products Fund**
- % VIP Energy Portfolio*
- % VIP Equity-Income Portfolio
- % VIP Freedom 2010 Portfolio
- % VIP Freedom 2020 Portfolio
- % VIP Freedom 2030 Portfolio
- % VIP Growth Portfolio
- % VIP Investment Grade Bond Portfolio
- % VIP Mid Cap Portfolio
- % VIP Overseas Portfolio*

**Franklin Templeton Variable Insurance Products Trust**
- % Franklin Income Securities Fund
- % Franklin Small Cap Value Securities Fund
- % Franklin Templeton VIP Founding Funds Allocation Fund

**Ivy Funds Variable Insurance Portfolios, Inc.**
- % Asset Strategy

**Janus Aspen Series**
- % Forty Portfolio
- % Overseas Portfolio*

**MFS® Variable Insurance Trust**
- % MFS Value Series

**Nationwide Variable Insurance Trust (NVIT)**
- % AllianceBernstein NVIT Global Fixed Income Fund*
- % American Century NVIT Multi Cap Value Fund
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Gartmore NVIT Emerging Markets Fund*
- % Gartmore NVIT International Equity Fund*
- % Gartmore NVIT Worldwide Leaders Fund*
- % Neuberger Berman NVIT Multi Cap Opportunities Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Cardinal Aggressive Fund
- % NVIT Cardinal Balanced Fund
- % NVIT Cardinal Capital Appreciation Fund
- % NVIT Cardinal Conservative Fund
- % NVIT Cardinal Moderate Fund
- % NVIT Cardinal Moderately Aggressive Fund
- % NVIT Cardinal Moderately Conservative Fund
- % NVIT Core Bond Fund
- % NVIT Core Plus Bond Fund
- % NVIT Government Bond Fund
- % NVIT Health Sciences Fund*
- % NVIT International Index Fund*
- % NVIT Mid Cap Index Fund
- % NVIT Money Market Fund
- % NVIT Multi-Manager International Growth Fund*
- % NVIT Multi-Manager International Value Fund*
- % NVIT Multi-Manager Large Cap Growth Fund
- % NVIT Multi-Manager Large Cap Value Fund
- % NVIT Multi-Manager Mid Cap Growth Fund
- % NVIT Multi-Manager Mid Cap Value Fund
- % NVIT Multi-Manager Small Cap Growth Fund
- % NVIT Multi-Manager Small Cap Value Fund
- % NVIT Multi-Manager Small Company Fund
- % NVIT Multi Sector Bond Fund
- % NVIT Nationwide Fund
- % NVIT Short Term Bond Fund
- % NVIT Technology and Communications Fund*
- % NVIT U.S. Growth Leaders Fund
- % Oppenheimer NVIT Large Cap Growth Fund
- % Templeton NVIT International Value Fund*
- % Van Kampen NVIT Comstock Value Fund
- % Van Kampen NVIT Real Estate Fund

**Neuberger Berman Advisers Management Trust**
- % AMT Short Duration Bond Portfolio

**NVIT Investor Destinations Funds**
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Moderately Conservative Fund
- % NVIT Investor Dest. Balanced Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Capital Appreciation Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Aggressive Fund

**Oppenheimer Variable Account Funds**
- % Oppenheimer Global Securities Fund/VA*
- % Oppenheimer Main Street Fund®/VA
- % Oppenheimer Main Street Small Cap Fund®/VA

**PIMCO Variable Insurance Trust**
- % Foreign Bond Portfolio (Unhedged)
- % Low Duration Portfolio

**Wells Fargo Advantage Funds® Variable Trust**
- % VT Small Cap Growth Fund

**Nationwide Life Insurance Company**
- % Fixed Account

## 5. State Disclosures

**Notice to MN, ND, SC, SD and TX Residents Only:** Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease in accordance with the fluctuations in the net investment factor and are not guaranteed as to fixed dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

**Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.**

**Notice to MN Residents Only:** This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

**Notice to DC Residents Only: WARNING:** It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

**Notice to PR Residents:** Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

**Notice to OK Residents Only:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

**Notice to MA Residents Only:** You must complete the application approved for use in Massachusetts and you must be issued a Massachusetts approved contract.

## 6. Contract Owner Signatures and Authorizations

☐ Yes ☒ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☒ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

☐ Yes ☒ No **At the time of application has the annuitant been diagnosed with or had any indication of an illness which is expected to result in death within 12 months?**

**The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.**

I understand the purpose and intent of this Contract is to offer benefits to individuals. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide. I hereby acknowledge that I do not represent a corporate entity or institutional investor. I hereby acknowledge that I am purchasing this contract for myself and that I do not intend to immediately assign any benefits under this contact to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X John Q. Doe

Joint Contract Owner Signature (if any): X Jane M. Doe

State In Which Application Was Signed: Anystate Date: December 1 , 2009

Contract Owner's Daytime Phone Number: ( 222 ) 222-2222

Contract Owner's E-mail Address: jdoe@abccompany.com

## 7. Registered Representative Information

### 7a. Primary Registered Representative Information *(Please print.)*

STOP

☐ Yes ☒ No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☒ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: Thomas MI: A. Last Name: Moore

Phone: ( 555 ) 555-5555 Percentage 100 %

E-mail: tmoore@abcbrokerage.com

Broker/Dealer Name: ABC Brokerage

SSN #: 321 – 45 – 6789 (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Thomas A Moore Date: December 1, 2009

Principal's Signature: X James P Smith Date: December 1, 2009

### 7b. Additional Registered Representative Information *(Please print.)*

STOP

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes ☐ No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: MI: Last Name:

Phone: ( ) Percentage %

E-mail:

Broker/Dealer Name:

SSN #: – – (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X Date:

Principal's Signature: X Date: